SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): October 5, 1999


                        PLUM CREEK TIMBER COMPANY, INC.
            (Exact name of registrant as specified in its charter)


  Delaware                       1-10239                   91-1912863
(State or other         (Commission File Number)         (IRS Employer
jurisdiction of                                       Identification Number)
incorporation
or organization)



                          999 Third Avenue, Suite 2300
                         Seattle, Washington 98104-4096
                           Telephone: (206) 467-3600





Item 5. OTHER EVENTS

Plum Creek Timber Company, Inc. announced on October 5, 1999 that it has signed a letter of intent to sell 91,000 acres of timberlands near
St. Maries, Idaho to Crown Pacific Partners, L.P. for approximately
$73 million. The transaction is expected to close on or about January 15, 2000 and is subject to the signing of a definitive purchase and sale agreement, the approval of both companies' Boards of Directors and customary federal regulatory review.


Item 7.  Financial Statements and Exhibits


	(C) Exhibits

99.1 Press Release, dated October 5, 1999


FORWARD LOOKING INFORMATION

This Report contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995, which are generally identified by words such as "may," "should," "seeks," "believes," "expects," "intends," "estimates," "projects," "strategy" and similar expressions or the negative of those words. Forward looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in the statements. These risks and uncertainties, many of which are not within the company's control, include, but are not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, and regulatory constraints. These risks are detailed from time to time in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made, and neither the company nor its management undertake any obligation to update or revise any forward-looking statements. It is likely that if one or more of the risks and uncertainties materializes, the current expectations of the company and its management will not be realized.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PLUM CREEK TIMBER COMPANY, INC.
                                          -------------------------------
                                         (Registrant)


                                          By:  /s/ William R. Brown
                                               -----------------------
                                               William R. Brown
                                               Executive Vice President and
                                               Chief Financial Officer


Date: October 5, 1999